Exhibit 10.10
TRADE SERVICES DIVISION, NORTHERN CALIFORNIA
ONE FRONT STREET, 21ST FLOOR
SAN FRANCISCO, CALIFORNIA 94111
Contact Phone: 1(800) 798-2815
Email : sftrade@wellsfargo.com
IRREVOCABLE LETTER OF CREDIT

U.S. Bank National Association 800 Nicollet Mall Minneapolis, MN 55402	Date: October 31, 2008 Letter of Credit No. NOS630878
Ladies and Gentlemen:
     At the request and for the account of TRM ATM Corporation, 1101 Kings Highway, Suite G100, Cherry Hill, NJ 08034, we hereby establish our irrevocable Letter of Credit in your favor in the amount of Two Million and 00/100 United States Dollars (U.S. $2,000,000.00) available with us by sight payment of your signed and dated demand(s) or SWIFT demand(s) containing the wording specified below (with instructions in brackets therein complied with):
“We, U.S. Bank National Association hereby demand USD[Insert Amount of Drawing] under Wells Fargo Bank, N. A. Letter of Credit No. NOS630878, which amount is due to U.S. Bank National Association pursuant to and in connection with the obligations of TRM ATM Corporation to U.S. Bank National Association.”
     This Letter of Credit expires at our above office on October 31, 2009, but shall be automatically extended, without written amendment, to October 31 in each succeeding calendar year unless we have sent written notice to you at your address above by registered mail or express courier that we elect not to extend the expiration date of this Letter of Credit beyond the date specified in such notice, which date will be October 31, 2009 or any subsequent October 31 and be at least thirty (30) calendar days after the date we send you such notice. Upon our sending you such notice of the non-extension of the expiration date of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the expiration date specified in such notice, of your signed and dated demand or swift demand worded as above.
     Partial and multiple drawings are permitted under this Letter of Credit.
     This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (the “UCP”).
     We hereby engage with you that each demand presented to us in compliance with the terms and provisions of this Letter of Credit will be duly honored by payment to you.

Very truly yours WELLS FARGO BANK, N.A.
BY:	/s/ Eisa Chau
(AUTHORIZED SIGNATURE)